UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016 (February 29, 2016)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 29, 2016, the Company received notification from the Federal Reserve Bank of Atlanta (the “FRB”) that the Written Agreement entered into with Community First, Inc. (the “Company”) on April 19, 2012 has been terminated. With the termination of the Written Agreement, the Company is no longer in troubled condition, as that term is defined in the applicable federal banking regulations. There are now no outstanding enforcement actions for either the Company or its subsidiary, Community First Bank & Trust, from any of their regulating agencies.

The execution of the Written Agreement and a summary of the material terms thereof were disclosed in the Company’s Current Report on Form 8-K filed on April 27, 2012, which summary is qualified by reference to the full text of the Written Agreement filed as Exhibit 10.1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

	By:	/s/ Louis E. Holloway
	Name:	Louis E. Holloway
	Title:	Chief Executive Officer

Date: March 4, 2016